UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2009

Emergent BioSolutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This current report on Form 8-K relates to the proposal submitted by Emergent BioSolutions Inc. (“Emergent”) in response to the Request for Proposal (RFP-BARDA-08-15) issued by the U.S. Department of Health and Human Services (“HHS”) for an “Anthrax Recombinant Protective Antigen (“rPA”) Vaccine for the Strategic National Stockpile” (the “RFP”).

On April 15, 2009, HHS issued an amendment to the RFP that requires us, along with all other bidders, to submit a comprehensive plan to the U.S. Food and Drug Administration (the “FDA”) outlining the regulatory strategy for our rPA vaccine. Information requested includes, but is not limited to, the timing, type, and content of meetings and submissions, critical non-clinical and clinical studies, completion of assay and process validation, manufacturing and stability milestones, and submission of data to support an emergency use authorization and a BLA application, when appropriate. We have also been requested to submit data typical of a pre-IND meeting package with supporting data and information on preclinical studies, cGMP manufacturing, release and stability testing of our rPA vaccine.

We have been advised that the FDA has agreed to review our plan and will provide comments to HHS. We anticipate that we would submit a revised proposal to reflect any comments that FDA may have.

HHS has not indicated how this new requirement will affect the timing of an award decision.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2009	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ Denise Esposito Denise Esposito SVP, General Counsel and Secretary